Exhibit 2.2

List of Exhibits and Schedules Omitted from the Purchase Agreement

Referenced in Exhibit 2.1 Above

Pursuant to Regulation S-K, Item 601(b)(2), the Exhibits and Schedules to the Purchase Agreement referenced in Exhibit 2.1 above, as listed below, have not been filed. The Registrant agrees to furnish supplementally a copy of any omitted Exhibit or Schedule to the Securities and Exchange Commission (the “Commission”) upon request; provided, however, that the Registrant may request confidential treatment of omitted items.

Exhibits:

Exhibit A:	Form of Intellectual Property Transfer and Agreement to be Bound (final version attached as Exhibit 2.6 to Current Report on Form 8-K)
Exhibit B-1:	2002 Store Level EBITDA
Exhibit B-2:	Average Working Capital
Exhibit B-3:	Transfer of Assets and Liabilities to Buyer and Seller
Exhibit C:	Form of Bill of Sale
Exhibit D:	Form of Assignment and Assumption Agreement
Exhibit E:	Form of Guaranty

Schedules:

Schedule 1.1(a):	Cash on Hand
Schedule 1.1(b):	Specified Excluded Assets
Schedule 2.1(a)(i):	Owned Vehicles
Schedule 2.1(a)(ii):	Fixed Assets
Schedule 2.1(a)(iii):	Leases of Personal Property
Schedule 2.1(a)(v):	Subleases
Schedule 2.1(a)(vi):	Business Contracts
Schedule 2.1(a)(ix):	Computer Hardware and Databases
Schedule 2.1(a)(x):	Licensed Software
Schedule 2.1(a)(xv):	Deposits
Schedule 2.2:	Assumption of Liabilities
Schedule 3.1(c):	Real Property
Schedule 3.2:	RE Holding LLC Liabilities
Schedule 3.4:	No Violations
Schedule 3.6:	Absence of Certain Changes or Events
Schedule 3.7(a):	Leases
Schedule 3.7(b):	Leased Real Property
Schedule 3.8:	Owned Real Property
Schedule 3.9:	Inventory
Schedule 3.10:	No Undisclosed Liabilities
Schedule 3.11:	Tax Matters
Schedule 3.12(a):	Material Contracts
Schedule 3.12(b):	Breach of Contract
Schedule 3.13(a):	Certain Permits
Schedule 3.13(b):	Sample Permits
Schedule 3.14:	Litigation
Schedule 3.15:	Compliance with Laws
Schedule 3.16:	Employees
Schedule 3.17:	Employee Benefit Plans
Schedule 3.18:	Employee Relations
Schedule 3.19:	Intellectual Property
Schedule 3.22:	Transactions with Affiliates
Schedule 3.23:	Books and Records
Schedule 3.24(a):	Hazardous Material Discharges
Schedule 3.24(b):	Compliance with Environmental Laws & Permits
Schedule 3.24(c):	Environmental Claims
Schedule 3.24(d):	Underground Storage Tanks
Schedule 3.24(e):	Asbestos

Schedule 3.24(f):	UST Compliance
Schedule 3.24(g):	Remediation
Schedule 3.24(h):	Petroleum Discharges
Schedule 3.24(i):	Discharges Being Processed
Schedule 3.24(j):	Environmental Orders
Schedule 3.24(k):	Contracts for Remediation
Schedule 3.25(a):	Sufficiency of Purchased Assets
Schedule 3.26:	Insurance Policies
Schedule 3.27:	Bank Accounts; Powers of Attorney
Schedule 3.28:	Suppliers
Schedule 4.2:	Violations with Respect to Buyer
Schedule 5.1(c):	Certain Employees
Schedule 6.11:	Development Properties
Schedule 6.14:	BI-LO Signage
Schedule 7.8:	Required Consents
Schedule 10.3(h):	Indemnifiable Remediation